EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form SB-2 (Amendment No. 3) of Royal Spring Water Inc., a Nevada Corporation, of our report dated November 29, 2006 relating to our audit of the financial statements, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions “Experts” and “Selected Financial Data” in such Prospectus.

/s/ Grobstein, Horwath & Company LLP

Grobstein, Horwath & Company LLP
Sherman Oaks, CA
March 30, 2007